Exhibit 5.1

Davis Polk & Wardwell llp 450 Lexington Avenue New York, NY 10017 davispolk.com

OPINION OF DAVIS POLK & WARDWELL LLP
May 29, 2025
Galaxy Digital Inc.
300 Vesey St.
New York, NY 10282
Ladies and Gentlemen:
Galaxy Digital Inc., a Delaware corporation (the “Company”), has filed with the Securities and Exchange Commission (i) a Registration Statement on Form S-1 (Registration No. 333-287604) (the “Initial Registration Statement”) and (ii) a Registration Statement on Form S-1 (the “Rule 462(b) Registration Statement” and, together with the Initial Registration Statement, the “Registration Statement”) and the related prospectus (the “Prospectus”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Rule 462(b) of the Securities Act, 2,990,000 shares (the “Shares”) of its Class A common stock, par value $0.001 per share (the “Class A Common Stock”), including 390,000 shares subject to the underwriters’ option to purchase additional shares, as described in the Registration Statement. The Shares include 740,000 shares of Class A Common Stock (the “Secondary Shares”) to be offered and sold by a selling stockholder identified in the Registration Statement (the “Selling Stockholder”), which are issuable upon the redemption or exchange of certain limited partnership units (the “LP Units”) of Galaxy Digital Holdings LP (“GDH LP”). The LP Units were issued pursuant to the Limited Partnership Agreement of GDH LP (as amended, the “LPA”).
We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.
In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.
Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:
1.When the price at which the Shares to be sold by the Company has been approved by or on behalf of the Board of Directors of the Company and when such Shares have been issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement referred to in the Prospectus which is a part of the Registration Statement, the Shares to be sold by the Company will be validly issued, fully paid and non-assessable.
2.As of the date hereof, the Secondary Shares have been duly authorized by the Company and, when issued and delivered in accordance with the terms of the Amended and Restated Certificate

Galaxy Digital Inc.
of Incorporation of the Company and the LPA, will be validly issued, fully paid and non-assessable.
We are members of the Bar of the State of New York and the foregoing opinion is limited to the General Corporation Law of the State of Delaware.
We hereby consent to the filing of this opinion as an exhibit to the Rule 462(b) Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
This opinion is intended solely for use in connection with the sale of the Securities subject to the Rule 462(b) Registration Statement and is not to be relied upon for any other purpose.
Very truly yours,
/s/ Davis Polk & Wardwell LLP

May 29, 2025	2